UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FOR ANNUAL MEETING OF E. I . DU PONT DE NEMOURS AND COMPANY

May 13, 2015

This Supplement to Proxy Statement, dated April 23, 2015, supplements the definitive Proxy Statement dated March 23, 2015, filed on Schedule 14A by the Company and previously made available to our stockholders in connection with the solicitation of proxies by our Board for use at our Annual Meeting. Except as described below, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement, the information in the Proxy Statement continues to apply and this Supplement should be read in conjunction with the Proxy Statement. To the extent the following information differs from, updates or conflicts with the information contained in the Proxy Statement, the supplemental information below is more current. If you need another copy of the Proxy Statement or if you have any questions, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll free at (877) 750-9501. Banks and brokers may call collect at (212) 750-5833.

Chemours

Set forth below is a brief update of certain aspects of the separation of our Performance Chemicals business, now called The Chemours Company (“Chemours”). In addition, we are pleased to announce that, on April 21, 2015, Chemours filed an amendment to its Form 10 relating to the separation.

In the initial Form 10 filing for the separation of Chemours, we described the proposed governance structure originally selected for the new company. Your Board and management team developed this original governance structure, to be in place following the separation, based upon their extensive review and analysis of the treatment of governance-related provisions common for newly-public companies, including other then-recent spin-offs, and taking into account the advice of the Company’s legal advisors. The initial governance structure included, among other provisions, a classified board, an 80% threshold to amend the Chemours bylaws and certain charter provisions, a prohibition on stockholder action by written consent, a 35% threshold for stockholder-callable special meetings and a determination not to have Chemours opt out of Section 203 of the Delaware General Corporation Law.

Your Board prioritizes reviewing emerging best practices in corporate governance, as reflected in the governance structures that have been adopted at DuPont. Consistent with this approach, following the initial filing of the Form 10, the Board continued to assess the originally proposed Chemours governance provisions, including considering the diverse perspectives gathered in conversation with numerous stockholders on the subject and the treatment of governance at spin-off companies in other more recent situations. As the separation process proceeded, and based on such further evaluation, on March 3, 2015 your Board concluded to make certain changes to Chemours’ corporate governance, including revising the classified board structure and lowering the ownership threshold required for stockholders of Chemours to call special meetings. As a result, stockholders of Chemours will vote whether or not to approve the classified board structure at Chemours’ first annual meeting in 2016 and, if the classified board structure is not approved by a majority of the shares voted by its stockholders, the Chemours board will be declassified such that all directors would be up for annual election beginning with the 2017 Chemours annual meeting. Additionally, your Board determined to lower the ownership threshold required for Chemours’ stockholders to call special meetings to 25%. The Board determined not to modify any of the other Chemours governance provisions.

In connection with its ongoing proxy contest against DuPont, Trian Partners, L.P. and certain of its affiliates (“Trian”) has criticized the governance package at Chemours and, specifically, in its discussion with DuPont’s Chief Executive Officer, Ellen J. Kullman, and Lead Independent Director, Alexander M. Cutler, on March 11, 2015, Trian proposed, in addition to appointing two Trian nominees to our Board and two Trian nominees to the Chemours board, that DuPont make certain unspecified changes to the Chemours governance package. After careful consideration of the overall Trian proposal, your Board determined that it was not in the best interest of our stockholders and rejected the proposal as a whole.

On March 18, 2015, a putative class action lawsuit was filed in the Delaware Court of Chancery (The Vladimir Gusinsky Living Trust v. Ward, et al., C.A. 10811-VCG (Del. Ch.)) against the members of our Board, DuPont and Chemours, alleging, among other things, that the members of our Board violated their fiduciary duties in approving certain of the originally proposed Chemours governance provisions, including the classified board structure, the elimination of stockholders’ ability to act by written consent, the 35% threshold for stockholder-called special meetings, the 80% threshold to amend the foregoing, and the 90-day advance notice requirement for stockholder proposals or other nominations. The complaint was amended on March 20, 2015 to additionally allege that the members of our Board violated their fiduciary duties by failing to fully and fairly disclose such provisions in the Proxy Statement in connection with the Annual Meeting, by failing to specify each of the provisions Trian requested be changed and the reasons your Board refused to make such changes. The Amended Complaint seeks an injunction against the holding of the Annual Meeting and an award of attorneys’ fees, among other relief. DuPont believes these claims are entirely without merit.

Following its careful evaluation as described above, your Board believes that the proposed governance structure of Chemours, reflecting the changes described herein, is in the best interest of its stockholders.

Forward Looking Statements

This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.